                                 PROXY STATEMENT
        PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                     [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
         [ ]     Preliminary Proxy Statement
         [ ]     Confidential, for Use of the Commission Only (as permitted by
                   Rule 14a-6(e)(2))
         [x]     Definitive Proxy Statement
         [ ]     Definitive Additional Materials
         [ ]     Soliciting Material pursuant to Section 240.14a-11(c) or
                   Section 240.14a-12

                              I-SECTOR CORPORATION
                (Name of Registrant as specified in its Charter)

                              I-SECTOR CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
         [x]     No fee required
         [ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                   and 0-11.

                      (1) Title of each class of securities to which the transaction applies:

                               ---------------------------------------------

                      (2) Aggregate number of securities to which the transaction applies:

                               ---------------------------------------------

                      (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                               ---------------------------------------------

                      (4)      Proposed maximum aggregate value of the
                               transaction:

                               ---------------------------------------------

                      (5)      Total fee paid:

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[ ]     Fee paid previously with preliminary materials

[ ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

                  (1)      Amount previously paid:
                                                   ----------------------------
                  (2)      Form, Schedule or Registration Statement No.:
                                                                         ------
                  (3)      Filing Party:
                                         --------------------------------------
                  (4)      Date Filed:
                                       ----------------------------------------

                              I-SECTOR CORPORATION

                             6401 SOUTHWEST FREEWAY
                              HOUSTON, TEXAS 77074

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD AUGUST 8, 2001

                                ----------------

     Notice is hereby given that the annual meeting of the holders of common stock of I-Sector Corporation, a Delaware corporation (the "Company"), will be held at the offices of the Company located at 6401 Southwest Freeway, Houston, Texas 77074 on Wednesday August 8, 2001, at 10:00 a.m., Houston time, and any adjournment or postponement thereof, for the following purposes:

         1. To elect a board of Six (6) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified; and

         2. To consider and act upon such other business as may properly be presented at the annual meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on July 10, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. A stockholders' list will be available commencing ten days prior to the annual meeting, and may be inspected during normal business hours prior to the annual meeting at the offices of the Company, 6401 Southwest Freeway, Houston, Texas 77074.

         Your vote is important. Whether or not you plan to attend the annual meeting in person, we request that you sign, date and return the enclosed proxy card promptly in the enclosed postage-paid envelope. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

                       By Order of the Board of Directors,

                             /s/ Donald R. Chadwick
                       -----------------------------------
                               Donald R. Chadwick
                                    Secretary

July 10, 2001

                              I-SECTOR CORPORATION
                             6401 SOUTHWEST FREEWAY
                              HOUSTON, TEXAS 77074

                                 PROXY STATEMENT

         This proxy statement and the enclosed proxy card are first being mailed to the stockholders of I-Sector Corporation, a Delaware corporation (the "Company"), commencing on or about July 16, 2001, in connection with the solicitation by the board of directors of the Company (the "Board of Directors," or the "Board") of proxies to be voted at the annual meeting of stockholders to be held at the offices of the Company located at 6401 Southwest Freeway, Houston, Texas 77074 on Wednesday, August 8, 2001, at 10:00 a.m., Houston time and at any adjournments or postponements thereof (the "Meeting"), for the purposes set forth in the accompanying notice.

         A stockholder may revoke a proxy by:

         (1) delivering to the Company written notice of revocation,

         (2) delivering to the Company a signed proxy of a later date, or

         (3) appearing at the Meeting and voting in person.

         Votes will be tabulated and the results will be certified by election inspectors who are required to resolve impartially any interpretive questions as to the conduct of the vote.

         As of July 10, 2001, the record date for the determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote 3,951,025 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company's Common Stock is the only class of voting securities outstanding. Each Share entitles the holder to one vote, on all matters presented at the Meeting. Holders of a majority of the outstanding Shares must be present, in person or by proxy, to constitute a quorum for the transaction of business. Stockholders who are present at the Meeting in person or by proxy and who abstain and proxies relating to shares held in "street name" that are marked as "not voted" ("broker non-votes") will be treated as present for purposes of determining whether a quorum is present.

         If a quorum is not obtained the Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose, and, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Meeting (except for any proxies which have theretofore been revoked).

         Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted for the election of the nominees named herein to the Board of Directors. Abstentions will be treated as present for purposes of determining whether a quorum is present, but will have the same legal effect as votes against election of the nominees. As to any other matter, which may properly be presented at the meeting, the persons named on the proxy card will vote according to their best judgment.

                              ELECTION OF DIRECTORS

GENERAL INFORMATION

         At the Meeting, six (6) nominees are to be elected. If elected, each director will hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

         On July 10, 2000 five directors were elected by the stockholders. Mark
T. Hilz resigned as a director on June 8, 2001. The Board of Directors has adopted a resolution increasing the size of the Board from five to six. The persons named as proxies in the accompanying proxy have been designated by the Board of Directors and, unless authority is withheld, proxies will be voted for the election of the nominees named below to the Board of Directors. All of the nominees previously have been elected directors by the stockholders with the exception of Mr. Klausmeyer and Mr. Cartwright. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the board may be reduced accordingly; however, the Board of Directors is not aware of any circumstances that would prevent any nominee from serving.

APPROVAL

         If a quorum is present, the six nominees for election as directors at the Meeting who receive the greatest number of votes cast for election by the holders of Shares present, in person or by proxy, at the Meeting will be the duly elected directors of the Company. Broker non-votes will not have any effect on the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL SIX NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

NOMINEES FOR DIRECTOR

         Set forth below is certain information regarding the nominees for election to the Board of Directors:

JAMES H. LONG - Director since April 1983.

Mr. Long, age 42, is the founder of the Company and has served as Chairman of the Board, Chief Executive Officer and President since the Company's inception in 1983. Prior to founding the Company, Mr. Long served with the United States Navy in a technical position and was then employed by IBM in a technical position.

DONALD R. CHADWICK, - Director since September 1996.

Mr. Chadwick, age 57, has served as Secretary since February 1992 and served as Chief Financial Officer from February 1992 until December 1999. As Chief Financial Officer, his duties included supervision of finance, accounting and controller functions within the Company.

RICHARD D. DARRELL - Director since July 1997.

Mr. Darrell, age 45, has been Director of U.S. Sales for M-Tech, Inc., a software company based in Calgary, Alberta, Canada since May 2001. Mr. Darrell was President of American Technology Acquisition Corporation, a company specializing in mergers, acquisitions, and divestitures of technology related companies, for the last five years and until May 2001. Prior to that, Mr. Darrell served as President and Chief Executive Officer of Direct Computer Corporation, a computer reseller and distribution company based in Dallas, Texas.

JACK M. JOHNSON, JR. - Director since July 1997.

Mr. Johnson, age 61, has been Managing General Partner of Winterman & Company, a general partnership that owns approximately 25,000 acres of real estate in Texas, which is used in farming, ranching, and oil and gas exploration activities, since 1996. Mr. Johnson is also President of Winco Agriproducts, an agricultural products company that primarily processes rice for seed and commercial sale. Mr. Johnson was previously the Chairman of the Board of the Lower Colorado River Authority, the sixth largest electrical utility in Texas, with approximately 1,700 employees and an annual budget of over $400 million. Mr. Johnson was previously Chairman of North Houston Bank, a commercial bank with assets of approximately $75 million. Mr. Johnson currently serves on the board of directors of Houston National Bank, a commercial bank located in Houston, Texas with assets of approximately $100 million; Security State Bank, a commercial bank in Anahuac, Texas with assets of approximately $60 million and Team, Inc. a publicly traded company which provides environmental services for industrial operations.

KEVIN M. KLAUSMEYER - Nominee for Director

Mr. Klausmeyer, age 42, has been Chief Financial Officer of PentaSafe Security Technologies, Inc., a security software company and provider of complete security policy and infrastructure solutions, since December 1, 1999. From 1993 to November 1999, Mr. Klausmeyer was Vice President and Chief Accounting Officer of BMC Software, Inc., a publicly-held distributor of computer software. Mr. Klausmeyer is one of three software finance executives, who, together with representatives from the Big Five accounting firms, serve on the AICPA's Software Revenue Recognition Task Force, which interprets and provides guidance to the software industry on the U.S. authoritative software revenue accounting rules. In addition, Mr. Klausmeyer is the current Chairman of SOFTEC (Software Finance and Tax Executives Council), the primary software financial organization in the U.S. Mr. Klausmeyer spent 13 years at Arthur Andersen LLP in the audit and business consulting practice, with a primary focus in assisting high technology companies.

JOHN B. CARTWRIGHT - Nominee for Director

Mr. Cartwright, age 54, has been the owner of John B. Cartwright & Associates, a Certified Public Accounting Firm, since 1990. From 1973 to 1990, Mr. Cartwright was the managing partner or managing shareholder of Cartwright, Matthews, Gonsoulin & Bradley, PC, Cartwright, Matthews & Gonsoulin, a Partnership and Cartwright & Mathews, a Partnership. From 1969 to 1973 Mr. Cartwright was an Audit Supervisor of Touche Ross & Co., (now Deloitte & Touche LLP) in Houston. Mr. Cartwright is a member of the American Institute of Certified Public Accountants, Texas Society of Certified Public Accountants, Houston Chapter of the Texas Society of Certified Public Accountants, and is currently the President of the Houston Chapter of the Community Associations Institute.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

         During 2000, the Board of Directors convened one special meeting and five regularly scheduled meetings, the Audit Committee held four meetings; and the Compensation Committee held one meeting. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and committees of the Board to which he belonged.

         Each director who is not an employee of the Company is paid $1,000 for each Board meeting attended and $500 for each committee meeting attended plus reasonable out-of-pocket expenses incurred to attend Board or committee meetings. In addition, each non-employee director is entitled to receive stock options pursuant to the Company's Non-Employee Director Stock Option Plan (the "Director Plan"). Historically, upon his first election to the Board each such director received options to purchase 5,000 shares and upon each time a director was reelected such director received options to purchase 2,000 shares. On August 15, 2000 the Board resolved to increase the number of options each director receives on reelection from 2,000 to 5,000, and to make a one time grant of 5,000 options to each outside director for prior service. All options granted vest immediately. All options granted under the Director Plan will have an exercise price equal to the fair market value of a share of Common Stock on the date of grant and will expire ten years after the date of grant (subject to earlier termination under the Director Plan). Options granted under the Director Plan are subject to early termination on the occurrence of certain events, including ceasing to be a member of the Company's Board (other than by death). During 2000, options to acquire 35,000 shares of Common Stock were granted under the Director Plan.

         The Board of Directors has two standing committees, an Audit Committee and a Compensation Committee.

         AUDIT COMMITTEE. The Audit Committee is currently composed of Messrs. Darrell and Johnson. Mark T. Hilz was a member of the Audit Committee until his resignation from the Board on June 8, 2001. The functions of the Audit Committee include:

         1. reviewing the accounting principles and practices employed by the Company;

         2. meeting with the Company's independent auditors to review their report on their annual examination of the Company's accounts, their comments on the internal controls of the Company and the actions taken by management in response to such comments; and

         3. meeting with the Company's independent auditors to discuss their review of each Form 10-Q prior to filing the document with the Securities and Exchange Commission.

         4. recommending annually to the Board of Directors the appointment of the Company's independent auditors.

         Messrs. Darrell and Hilz do not meet the definition of "independent" set forth in the Nasdaq listing standards. However, the Audit Committee will be reformed after the Meeting to be composed solely of three directors who the Board has determined are "independent."

         A copy of the Audit Committee Charter is included as Appendix A to this proxy statement.

         COMPENSATION COMMITTEE. The Compensation Committee is currently composed of Messrs. Johnson and Darrell. Mark T. Hilz was a member of the Compensation Committee until his resignation from the Board on June 8, 2001. The functions of the Compensation Committee include:

         1. reviewing and making recommendations regarding the compensation of the Company's officers, and

         2. administrating and making awards under the Company's compensation plans.

COMPENSATION COMMITTEE REPORT

         The compensation committee of the Board of Directors (the "Committee") has furnished the following report on executive compensation for fiscal year 2000:

         The Committee met on November 20, 2000. The compensation of executive officers during 2001 was continued under compensation arrangements existing prior to the formation of the Committee except that equity based compensation would be enhanced to further align the interests of the officers of the Company with those of the stockholders. Those compensation arrangements are described below:

         Base compensation for the executive officers of the company is intended to afford a reasonable payment for the services rendered to the Company and the responsibilities assumed by the executive officer relative to the expected performance of the areas managed by the officers. With the exception of the Chief Executive Officer and, bonuses, which are generally paid quarterly, stock-based awards are contingent upon attaining or exceeding predetermined financial performance goals established at the beginning of each fiscal year. The Chief Executive Officer may receive bonuses or stock rewards based on the overall performance of the Company as well as the Committee's subjective evaluation of his performance. Mr. Long, the Company's Chief Executive Officer, received his base salary for the fiscal year ended December 31, 2000.

The amount of such compensation was determined by the terms of his employment contract with the Company. A bonus in the amount of $80,200 was granted to Mr. Long in 1999 as compensation for the year ended December 31, 1998.


         The Committee will be reformed after the annual meeting of stockholders with all non-employee directors as members of the Committee. The Committee intends to meet during 2001 and review established policies with respect to executive officer compensation.

                                                    THE COMPENSATION COMMITTEE
                                                    Richard D. Darrell
                                                    Mark T. Hilz
                                                    Jack M. Johnson, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Darrell and Johnson, each of whom are or were outside directors during 2000 served on the Compensation Committee in 2000. Mr. Hilz served on the Compensation Committee during 2000, but became an employee of the Company in July 2000 and therefore was no longer serving as an outside director. Mr. Hilz resigned as director on June 8, 2001 and is no longer serving on the Compensation Committee. During 2000, no director or executive officer of the Company served on the compensation committee or the board of directors of any company for which Messrs. Darrell and Johnson served as executive officers or directors. Mr. Hilz became the President of the Company's subsidiary Internetwork Experts, Inc. in July of 2000 and James H. Long (the Company's Chairman of the Board, Chief Executive Officer and President) served as a director of such subsidiary during 2000.

AUDIT COMMITTEE REPORT

              The Audit Committee of the Board of Directors (the "Audit Committee") has furnished the following report on its activities for the year 2000:

         The Audit Committee met quarterly in 2000 and again on March 29, 2001 and has discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with both senior management and with Deloitte & Touche LLP, the independent auditors of the company. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by the Statement of Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosure and the letter from Deloitte & Touche, LLP required in Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP as auditor of the Company. Based on the foregoing, the Audit Committee of the Company has recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the United States Securities and Exchange Commissions. Additionally, the Audit Committee prepared an Audit Committee Charter and presented it to the Board of Directors for approval. Such approval was obtained and a copy of the Audit Committee Charter was filed with The Nasdaq Stock Market.

                                                  THE AUDIT COMMITTEE
                                                  Jack M. Johnson, Jr., Chairman
                                                  Richard D. Darrell
                                                  Mark T. Hilz

PRINCIPAL ACCOUNTING FIRM FEES

Audit Fees

         The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $134,466.

Financial Information Systems Design and Implementation Fees

         No fees were billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation, nor were such services rendered, during the fiscal year ended December 31, 2000.

All Other Fees

         The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the year ended December 31, 2000 were $11,350.

         The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

EXECUTIVE OFFICERS

         The executive officers of the Company serve until resignation or removal by the Board of Directors. The Company's executive officers are as follows:

JAMES H. LONG  - See Nominees for Director.

THOMAS N. MCCULLEY - Vice President, Information Systems, September 1996 to present.

         Thomas N. McCulley, age 54, has been the Vice President, Information Systems for the Company since July 1996. From January 1992 to June 1996, Mr. McCulley served as the Information Services Director for the Company. He has responsibility for management and supervision of the Company's Management Information Systems.

STANLEY E. OTTO - Chief Operating Officer, February 2001 to present.

         Stanley E. Otto, age 39, has been the Chief Operating Officer for the Company since February 2001. He has responsibility for management and supervision of the Company's operations. Prior to February 2001 he served as Divisional Controller since April 1999. Previous to his employment with the Company, Mr. Otto was employed as the Manager of Finance and Inventory with Amerada Hess Corporation from April 1995 to March 1999 and as the Supervisor of Financial Systems and Analysis for Service Corporation International from November 1991 to April 1995.

WILLIAM R. HENNESSY - President, Stratasoft, Inc., September 1996 to present.

         William R. Hennessy, age 42, has served as the President of Stratasoft, Inc., the Company's wholly owned subsidiary that was formed in 1995 to develop and market CTI Software, since joining the Company in January 1996. Mr. Hennessy's responsibilities include the general management of Stratasoft, Inc. From July 1991 to January 1996, Mr. Hennessy was employed by Inter-Tel, Incorporated, a telephone systems manufacturer and sales and service company, where he served as the Director of MIS and the Director of Voice and Data Integration for the central region.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of July 9, 2001, the number of shares and percentage of Common Stock beneficially owned by each director, each nominee for director, each Named Executive Officer, as defined in "Executive Compensation," and all directors and executive officers as a group.

                                                         AMOUNT AND
                                                         NATURE OF                PERCENT
          NAME OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP (1)       OF CLASS
          ------------------------                ------------------------       ----------
James H. Long (2)                                           2,002,450              50.7%
Donald R. Chadwick (3)                                        110,503               2.8%
William R Hennessy (4)                                         15,800                 *
Richard D. Darrell (5)                                         14,000                 *
Jack M. Johnson, Jr. (5)                                       14,000                 *
Kevin M. Klausmeyer                                               -0-                 *
John B. Cartwright                                                200                 *
All Directors and Executive Officers as a                   2,062,850              55.3%
Group (8 persons) (2) (3) (4) (5) (6)

-------------
* - less than 1%
(1) Beneficial owner of a security includes any person who shares voting or investment power with respect to or has the right to acquire beneficial ownership of such security within 60 days.
(2) Includes 960 shares that may be acquired upon exercise of currently exercisable options.
(3) Includes 69,686 shares that may be acquired upon exercise of currently exercisable options and 517 shares owned by his spouse for which Mr. Chadwick disclaims beneficial ownership and 300 shares owned by his minor children for which Mr. Chadwick disclaims beneficial ownership.
(4) Includes 10,800 shares that may be acquired upon exercise of currently exercisable options.
(5) Includes 14,000 shares that may be acquired upon exercise of currently exercisable options.
(6) Includes 1,000 shares of restricted stock and 800 shares that may be acquired upon exercise of currently exercisable options.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

              The following table sets forth, as of July 10, 2001, the address and number of shares and percentage of Common Stock owned by each stockholder of the Company that owns 5% or more of the outstanding Common Stock.

                                                       AMOUNT AND
              NAME AND ADDRESS                          NATURE OF             PERCENT
            OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP       OF CLASS
            -------------------                   --------------------       --------
James H. Long (1)                                        2,002,450             50.7%
     6401 Southwest Freeway
     Houston, Texas 77074

Peak6 Capital Management, LLC. (2)                         341,400              8.6%
     209 LaSalle Street, Suite 200
     Chicago, Illinois 60604

Jack B. Corey                                              267,500              6.8%
     37102 FM 149, P.O. Box 525
     Pinehurst, Texas 77362

---------
(1) Includes 960 shares that may be acquired upon exercise of currently exercisable options.
(2)  As reported on Schedule 13D/A filed May 7, 2001.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table reflects compensation for services to the Company for the years ended December 31, 2000, 1999 and 1998 of
(i) the Chief Executive Officer of the Company and (ii) the only executive officer of the Company who was serving as an executive officer at the end of 2000 and whose total annual salary and bonus exceeded $100,000 in 2000 (the "Named Executive Officers").

                   Annual Compensation                                   Long Term Compensation
----------------------------------------------------------              ------------------------
                                                                                Awards

                                                                                      Number of
                                                            Other       Restricted    Securities
   Name and Principal                                       Annual         Stock      Underlying
        Position            Year     Salary      Bonus  Compensation(1)    Awards     Options (2)
   ------------------       ----     ------      -----  --------------  ----------   -----------
James H. Long (3)           2000     $150,000     --          --            --            --
Chief Executive             1999      150,000     --          --            --            --
Officer                     1998      150,000  $80,200        --            --          2,400

William R. Hennessy         2000       91,034   59,686        --            --            --
President, Stratasoft,      1999       85,000   55,856        --            --         10,000
Inc. (4)                    1998       84,637    3,000        --          7,500           --

----------
(1) Amounts exclude the value of perquisites and personal benefits because the aggregate amount thereof did not exceed the lesser of $50,000 or 10% of the Named Executive Officer's total annual salary and bonus.
(2) The number of securities underlying options shown for 1998 includes options originally issued in 1997 and repriced during 1998 and options newly issued in 1998.
(3) The Company has made personal loans to Mr. Long from time to time. See, "Certain Relationships and Related Transactions."
(4)  Includes compensation based on gross profit realized.

STOCK OPTIONS

         Under the Company's 1996 Incentive Stock Option Plan (the "Incentive Stock Option Plan"), options to purchase shares of the Common Stock may be granted to executive officers and other employees. As of December 31, 2000, 409,012 shares were reserved for issuance upon exercise of outstanding options and 33,488 were reserved and remained available for future grants pursuant to the Incentive Stock Option Plan.

              Options Granted in Last Fiscal Year. No stock options were granted to the Named Executive Officers during the year ended December 31, 2000.

              Aggregated Option Exercises and Year-End Option Values. The following table shows the number of shares of Common Stock underlying options owned by the Named Executive Officers at December 31, 2000. Neither of the Named Executive Officers exercised any options during 2000 and none of the options owned by the Named Executive Officers at December 31, 2000 were in-the-money.

                         NUMBER OF SECURITIES UNDERLYING
                             UNEXERCISED OPTIONS AT
                                DECEMBER 31, 2000

          NAME              EXERCISABLE    UNEXERCISABLE
          ----              -----------    -------------
James H. Long                    960           1,440
William R. Hennessy           10,800           7,200

EMPLOYMENT AGREEMENTS

         Most of the executive officers of the Company have entered into employment agreements (collectively, the "Executive Employment Agreements") with the Company. Under the terms of the respective agreements, Messrs. Long, McCully, and Hennessy are entitled to an annual base salary of $150,000, $75,000, and $85,000, respectively, plus other bonuses, the amounts and payment of which are within the discretion of the Compensation Committee. The Executive Employment Agreements may be terminated by the Company or by the executive officer's resignation at any time by giving proper notice. The Executive Employment Agreements generally provide that the executive officer will not, for the term of his employment and for a period of either twelve or eighteen months, whichever the case may be, following the end of such executive officer's employment with the Company, compete with the Company, disclose any confidential information of the Company, solicit any of the Company's employees or customers or otherwise interfere with the relations of the Company.

STOCK PERFORMANCE GRAPH

         The following graph compares the performance of the Common Stock with the Nasdaq Stock Market (U.S. Companies) Index and with Russell 2000 Index. The graph assumes that $100 was invested on July 7, 1997, the first trading day for the Company, in the Common Stock and in each index on the last trading day for each year end thereafter, and that any cash dividends were reinvested. The Company has not declared any dividends during the period covered by this graph.

                                    [GRAPH]

                             ASSUMED INVESTMENT WITH REINVESTMENT OF DIVIDENDS
                            7/7/97  12/97         12/98      12/99        12/00
I-SECTOR CORPORATION       $100.00 $ 67.71      $ 31.25     $ 21.88      $ 16.67
NASDAQ STOCK MARKET (U.S.)  100.00  107.37       151.39      281.34       169.19
RUSSELL 2000                100.00  111.12       108.29      131.31       127.34

         This graph depicts the past performance of the Common Stock and in no way should be used to predict future performance. The Company does not make or endorse any predictions as to future share performance.

         The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

Certain Relationships and Related Transactions

         The Company has from time to time made payments on behalf of Allstar Equities, Inc. a Texas corporation ("Equities"), which is wholly-owned by James
H. Long, the Company's President and Chief Executive Officer, and on behalf of Mr. Long, personally for taxes, property and equipment. Effective on December 1, 1999 a note payable by Equities was signed for $335,551 for 60 monthly installments of $6,965. The note bears interest at 9% per year. At June 30, 2001, the Company's receivables from Equities amounted to approximately $163,000. Additionally, from time to time the Company has made payments to unrelated parties for transactions that should either wholly or partially benefit Mr. Long and which should therefore be accounted for as indebtedness by Mr. Long to the Company. The Company records these transactions as a receivable to be repaid by him. The balance of approximately $100,000 was included in the Company's balance sheet at December 31, 2000.

         The Company leases office space from Equities. On December 1, 1999 Equities purchased the Company's building and executed a direct lease with the Company with an expiration date of December 31, 2004. The lease has rental rates of $37,692 per month.

         In August 1996, the Company retained an independent real estate consulting firm to conduct a survey of rental rates for facilities in Houston, Texas that are compatible to its Houston headquarters facility. Based upon this survey, and additional consultations with representatives of the real estate consulting firm, the Company believes that the rental rate and other terms of the Company's sublease from Equities are at least as favorable as those that could be obtained in an arms-length transaction with an unaffiliated third party.

         Mr. Richard D. Darrell, who has served as a director since 1997 provided consulting services in 2000 related to the disposal of the Company's Telecom Division and Computer Products Division. In connection with these consulting services, Mr. Darrell received payments totaling $362,000. Mr. Darrell's consulting contract terminated in May 2000 upon completion of the sale of the Telecom Division and the Computer Products Division.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors, executive officers, and stockholders who own more than 10% the Common Stock, are required to file reports of stock ownership and changes in ownership of common stock with the Securities and Exchange Commission and to furnish the Company with copies of all such reports they file. The Company believes that during 2000 the Directors and officers did comply with the 16(a) filing requirements.

DISTRIBUTION OF ANNUAL REPORTS

         The annual report (Form 10-K) to stockholders covering the year ended December 31, 2000 was mailed concurrently with this proxy statement to each stockholder entitled to vote at the Meeting.

STOCKHOLDER PROPOSALS

         Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 2002 annual meeting of stockholders is required to submit such proposal to the Company on or before April 10, 2002. If we do not receive notice of any matter that a stockholder wishes to raise at the annual meeting in 2002 by May 28, 2002 and a matter is raised at that meeting, the proxy holders for next year's meeting will have discretionary authority to vote on the matter. Stockholder proposals and notices should be sent to Secretary, I-Sector Corporation, 6401 Southwest Freeway, Houston, Texas 77074.

OTHER MATTERS

         The cost of soliciting proxies, including the cost of reimbursing banks and brokers for forwarding proxies and proxy statements to their principals, in the accompanying form, will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone, for which they will receive no additional compensation. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for their customary out-of-pocket and reasonable expenses incurred in forwarding proxy materials to beneficial owners.

         The persons designated as proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the Meeting. Management does not know of any matters other than those referred to in this proxy statement that will be presented for action at the Meeting.

By Order of the Board of Directors,

     /s/ Donald R. Chadwick
------------------------------------
Donald R. Chadwick, Secretary
July 10, 2001

                                                                      Appendix A

                              I-SECTOR CORPORATION

                                 CHARTER OF THE

                                 AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                         (AS ADOPTED ON AUGUST 15, 2000)

I.       PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

     1. the financial reports and other financial and related information provided by the Corporation to any governmental body or the public;

     2. the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

     3. the Corporation's auditing, accounting and financial reporting processes generally.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter. In doing so, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Board, the independent accountants and the financial management of the Corporation. The Audit Committee will encourage continuous improvement of, and foster adherence to, the Corporation's policies, procedures and practices at all levels.

II.      COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that would interfere with the exercise of his or her independent judgement. A director with any of the following relationships will not be considered independent:

     1. Employees: a director who has been employed by the Corporation or any of its affiliates for the current year or any of the past three years. (An affiliate includes a subsidiary, sibling company, predecessor, parent company or former parent company of the Corporation);

     2. Business Relationship: (a) a director accepting any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan or non-discretionary compensation or (b) a director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the

          Corporation's securities) that exceed 5% of the Corporation's or the business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

     3. Cross Compensation Committee Link; a director who is employed as an executive of another company where any of the Corporation's executives serve on that entity's compensation committee; or

     4. Immediate Family; a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home.

The Board may appoint one director to the Audit Committee who is not considered independent and who is not a current employee of the Corporation or an immediate family member of a current employee of the Corporation, if:

     (a) the Board determines that is in the best interests of the Corporation and the Stockholders to appoint the 'non-independent' director to the Audit Committee; and

     (b) the Board discloses the following information in the Corporation's first proxy statement filed with the Securities & Exchange Commission after the appointment of the 'non-independent' director:

          o    the nature of the director's relationship with the corporation;
               and

          o the reasons for determining that the appointment of the director was in the best interests of the corporation and stockholders.

Each member of the Audit Committee shall be able to read and understand fundamental financial statements or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. At least one member of the Audit Committee shall have either:

     o    Past employment experience in finance or accounting;

     o    Professional certification in accounting; or

     o Other comparable experience or background which results in the individual's financial sophistication.

The members of the Audit Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Audit Committee may designate a Chair by majority vote.

III.     MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporations financials consistent with IV.3. below.

IV.      RESPONSIBILITIES AND DUTIES

DOCUMENTS/REPORTS REVIEW

1. Review and assess the adequacy of this Charter annually, and update as conditions dictate.

2. Review the corporation's annual audited financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants. The review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, estimates and judgements.

3. Review with financial management and the independent accountants each Form 10-Q prior to its filing and/or release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

INDEPENDENT ACCOUNTANTS

4. Because the independent accountants for the Corporation are ultimately accountable to the Board and the Audit Committee, the Audit Committee and Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

5. On an annual basis, the Audit Committee shall ensure its receipt from the independent accountants of a formal written statement delineating all relationships between the independent accountants and the Corporation consistent with Independence Standards Board Standard 1 and review and discuss with the independent accountants all significant relationships they have with the corporation or services they provide that could impair the accountants objectivity and independence.

6. Periodically consult with the independent accountants out of the presence of management about the adequacy and effectiveness of the internal controls and the fullness and accuracy of the Corporation's financial statements.

FINANCIAL REPORTING PROCESSES

7. In consultation with management and the independent accountants, consider the integrity of the Corporation's financial reporting processes. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Audit Committee should also review significant findings prepared by the independent accountants with management's responses, the status of management's responses to previous recommendations from the independent accountants and the status of any previous instructions to management from the Audit Committee.

8. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

9. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, and other matters related to the conduct of the audit which should be communicated to the Audit Committee under generally accepted auditing standards.

10. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

ETHICAL AND LEGAL COMPLIANCE

11. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

12. Review, with the Corporation's counsel, legal matters that may have a material impact on the financial statements, the Corporation's compliance policies, including the Code of Ethical Conduct, and any material reports or inquiries received from regulators or governmental agencies.

                              I-SECTOR CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of I-Sector Corporation (the "Company") hereby appoints THOMAS N. MCCULLEY and STANLEY E. OTTO as proxies, or either of them, each with power to appoint his substitute, to represent and to vote, as designated below, all shares of common stock of I-Sector Corporation held of record by the undersigned on July 10, 2001 at the Annual Meeting of Stockholders to be held on August 8, 2001 and at any adjournments thereof.


          1. To elect a board of six (6) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified

              / / FOR all nominees listed below (except as marked to the contrary below)

              / / WITHHOLD AUTHORITY to vote for all nominees below (INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

              NOMINEES:

                    James H. Long                    Donald R. Chadwick
                    Richard D. Darrell               Jack M. Johnson, Jr.
                    Kevin M. Klausmeyer              John B. Cartwright

          2. In their discretion, the proxies are authorized to vote upon such other matters as may properly be presented to the annual meeting or any adjournments or postponements thereof.

UNLESS OTHERWISE SPECIFIED ON THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES ABOVE.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, the Proxy Statement furnished with the notice, and the Company's 2000 Annual Report.



---------------------------------------------------------------
              Signature of Stockholder

NUMBER OF SHARES:
                                    --------------------------

Dated:                                                        , 2001
                                    --------------------------

Please sign exactly as name(s) appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN AND DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.